                                                                    EXHIBIT 23.1


[LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 28, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in Affiliated Managers Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 3, 2001